Tesco Corporation Reports Q3 2009 Results

For Immediate Release
Trading Symbol:
“TESO” on NASDAQ
November 3, 2009

Houston, Texas--Tesco Corporation (“TESCO” or the “Company”) today reported a net loss for the quarter ended September 30, 2009 of $0.3 million, or $0.01 per diluted share. This compares to a net loss of $3.6 million, or $0.10 per diluted share, for the second quarter of 2009, and net income of $17.6 million, or $0.46 per diluted share, for the third quarter of 2008.

Revenue was $72.6 million for the quarter ended September 30, 2009, compared to revenue of $88.4 million for the second quarter of 2009 and $140.0 million for the third quarter of 2008.

Summary of Results (in millions of U.S. $, except per share amounts) U.S. GAAP—Unaudited
	Quarter 3		Quarter 2	Nine Months Ended
	2009	2008	2009	09/30/09	09/30/08
Revenue	$72.6	$140.0	$88.4	$271.2	$395.5

Operating Income (Loss)	$1.7	$25.4	$(7.2)	$(1.5)	$58.8

Net (Loss) Income	$(0.3)	$17.6	$(3.6)	$0.6	$40.9

(Loss) Earnings per Share (diluted)	$(0.01)	$0.46	$(0.10)	$0.01	$1.08

Adjusted EBITDA* (as defined)	$10.3	$34.9	$4.2	$29.5	$87.2

*See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “The continued depressed drilling markets, particularly in North America, have reduced our revenue streams across all our business lines.  However, our competitive positioning and balance sheet continue to improve.  During the quarter, we generated positive cash flow and reduced our net debt outstanding to a net cash position of $11.9 million. We have taken measures to right size the Company to meet the current economic circumstances and market demands.  In addition, we have reduced capital spending by 70% year over year. Longer term, we believe the fundamentals driving the growth of our global business remain intact, which we believe will give us the ability to maintain our core strengths and take advantage of opportunities as the market recovers.”

Segment Information (in millions of U.S. $) Unaudited
	Quarter 3		Quarter 2	Nine Months Ended
	2009	2008	2009	09/30/09	09/30/08
Revenue:
Top Drives:
Sales	$14.4	$46.0	$27.8	$70.9	$121.1
Rental Services	20.0	27.7	18.1	61.7	82.2
Aftermarket Sales and Service	10.8	17.0	11.9	38.5	48.2
	45.2	90.7	57.8	171.1	251.5
Tubular Services* :
Conventional	4.0	18.9	4.5	18.1	62.6
Proprietary*	20.3	23.9	23.4	71.1	60.7
	24.3	42.8	27.9	89.2	123.3

CASING DRILLINGTM *	3.1	6.5	2.7	10.9	20.7
Total Revenue	$72.6	$140.0	$88.4	$271.2	$395.5

Operating Income (Loss):
Top Drives	$13.4	$32.1	$10.2	$39.5	$82.2
Tubular Services	(1.4)	7.4	(1.7)	(0.5)	16.9
CASING DRILLINGTM	(3.1)	(3.0)	(4.9)	(9.3)	(9.2)
Research and Engineering	(2.1)	(2.6)	(1.8)	(6.5)	(8.1)
Corporate/Other	(5.1)	(8.5)	(9.0)	(24.7)	(23.0)
Total Operating Income (Loss)	$1.7	$25.4	$(7.2)	$(1.5)	$58.8

* Effective December 31, 2008, we began reporting our CASING DRILLINGTM operations as a distinct operating segment separate from our Tubular Services business and we have recast prior periods to be presented consistently with this reporting method.

Q3 2009 Financial and Operating Highlights

Top Drives Segment

●
Revenue from the Top Drive segment for Q3 2009 was $45.2 million, down 22% from revenue of $57.8 million in Q2 2009, primarily due to a decline in the number of Top Drive units sold during the current quarter.  Revenue for Q3 2008 was $90.7 million.

●
Top Drive sales for Q3 2009 included 13 units (10 new and 3 from the rental fleet), compared to 28 units (27 new and 1 from the rental fleet) sold in Q2 2009 and 38 units sold in Q3 2008 (32 new and 6 from the rental fleet).

●
At September 30, 2009, Top Drive backlog was 3 units, with a total value of $4.8 million, versus 10 units at June 30, 2009, with a total value of $10 million. This compares to a backlog of 65 units at December 31, 2008 with a total value of $56.9 million.

●
Operating days for the Top Drive rental fleet increased to 4,441 for Q3 2009 from 3,682 in Q2 2009 but were down compared to 6,014 in Q3 2008.  The improvement from Q2 was primarily due to a recovery in rental activity throughout our operating units, particularly in the Asia Pacific region and North America.  Pricing pressures from increased competition and decreased demand continued to reduce revenue during Q3 2009.

●
Revenue from after-market sales and services for Q3 2009 was $10.8 million, down 9% from revenue of $11.9 million in Q2 2009.  With the decrease in active rig count, our customers have decreased their demand for after-market parts and maintenance and repair services.

●
Our Top Drive operating margins were 30% in Q3 2009 compared to 18% and 35% in Q2 2009 and Q3 2008, respectively.  The margin increase compared to Q2 2009 is primarily due to an increase in the higher margin rental activities as a component of our total Top Drive revenues during the current quarter.  In addition, we recognized a one-time gain of $1.6 million on the sale of certain top drive related assets during Q3 2009.

Tubular Services Segment

●
Revenue from the Tubular Services segment for Q3 2009 was $24.3 million, down 13% from revenue of $27.9 million in Q2 2009.  Revenue was $42.8 million in Q3 2008.  Revenue declined in both our conventional and proprietary businesses and is directly tied to the active rig count which has sharply declined over the past nine months. Proprietary revenue declined compared to Q2 2009 primarily due to pricing discounts given during the current quarter and lower revenue from third party CDSTM sales.  We performed a record total of 683 proprietary casing running jobs in Q3 2009 compared to 538 in Q2 2009 and 496 in Q3 2008.  We remain focused on converting the market to running casing with our proprietary CDSTM technology.

●
Operating Loss in the Tubular Services segment for Q3 2009 was $1.4 million, compared to a loss of $1.7 million in Q2 2009 and income of $7.4 million in Q3 2008. Operating results for Q3 2009 were unfavorably impacted by continued pricing pressures, primarily in North America.

CASING DRILLINGTM Segment

●
CASING DRILLINGTM revenue in Q3 2009 was $3.1 million compared to $2.7 million in Q2 2009 and $6.5 million in Q3 2008.  This decrease was primarily due to lower service revenue and accessory sales in North America.

●	Operating Loss in our CASING DRILLINGTM segment for Q3 2009 was $3.1 million, compared to $4.9 million in Q2 2009 and $3.0 million in Q3 2008.

Other Segments and Expenses

●
Corporate costs for Q3 2009 were $5.1 million, compared to $9.0 million for Q2 2009 and $8.5 million in Q3 2008. The decrease from Q2 2009 was primarily due to a $1.9 million decrease in legal costs, a $0.4 million decrease in compensation costs and a $0.7 million decrease in non-cash stock compensation expense associated with performance stock awards, which declined in value in response to the current year’s operating levels.  Total Selling, General and Administrative costs in Q3 2009 were $6.8 million compared to $13.2 million in Q2 2009 and $12.6 million in Q3 2008, due to the aforementioned decreases for Corporate costs and lower bad debt expense.

●
Research and Engineering costs for Q3 2009 of $2.1 million were up from $1.8 million in Q2 2009 and down from $2.6 million in Q3 2008. The overall decrease from prior year is due to our focus on reducing costs during 2009. We plan to continue to invest in our proprietary technologies.

●
Other Expense, excluding net interest, for Q3 2009 totaled $0.8 million, compared to $0.6 million for Q2 2009 and $0.3 million in Q3 2008.  Other Expense for Q3 2009 included $0.8 million of loss on foreign exchange valuations, compared to a loss of $0.4 million during Q2 2009.  Other Income and Expense for Q3 2008 included a loss of $0.4 million related to foreign exchange valuations.

●
Our effective tax rate for Q3 2009 was 122% compared to 56% in Q2 2009 and 27% in Q3 2008.  The increased effective tax rate for Q3 2009 was primarily due to $1.1 million in tax provision to return adjustments in Canada and the U.S.

Financial Condition

●
At September 30, 2009, cash and cash equivalents increased to $45.8 million from $20.6 million at December 31, 2008, while total debt decreased during the same period to $33.9 million from $49.6 million. Net debt1 was $29.0 million at December 31, 2008 and $24.0 million at June 30, 2009.  At September 30, 2009 our cash exceeded outstanding debt by $11.9 million.

●
Total capital expenditures were $0.9 million in Q3 2009, compared to $7.9 million in Q2 2009 and $14.6 million in Q3 2008.  We project our total capital expenditures for 2009 to be approximately $15 million to $20 million.

Conference Call

The Company will conduct a conference call to discuss its results for the third quarter of 2009 tomorrow (Wednesday, November 4, 2009) at 10:00 a.m. CST.  Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 36057438.  The conference call and all questions and answers will be recorded and made available until December 4, 2009. To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 36057438. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. TESCO CASING DRILLING® is a registered mark in the United States. CASING DRILLING® is a registered mark in Canada and CASING DRILLING™ is a trademark in the United States. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl  (713) 359-7000
Tesco Corporation

________________________
1 Net debt is calculated by subtracting cash and cash equivalents from the sum of long term debt plus the current portion of long term debt.

Non-GAAP Measures - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 3		Quarter 2	Nine Months Ended
	2009	2008	2009	09/30/09	09/30/08
Net (Loss) Income under U.S. GAAP	$(0.3)	$17.6	$(3.6)	$0.6	$40.9
Income Taxes	1.5	6.4	(4.6)	(3.9)	13.9
Depreciation and Amortization	9.1	8.4	9.0	27.4	24.5
Net Interest (income) expense	(0.3)	1.1	0.4	0.6	3.3
Stock Compensation Expense- non-cash	0.3	1.4	1.2	3.0	4.6
Impairment of Assets- non-cash	––	––	1.8	1.8	––
Adjusted EBITDA	$10.3	$34.9	$4.2	$29.5	$87.2

Our management reports our financial statements in accordance with U.S. GAAP but evaluates Company performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

▪
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

▪
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

▪
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses Adjusted EBITDA:

▪
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

▪	as one method we use to evaluate potential acquisitions;
▪	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;
▪	to assess compliance with financial ratios and covenants included in our credit agreements; and
▪	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and “Part II, Item 1A – Risk Factors” in our quarterly report on Form 10-Q to be filed for the quarter ended September 30, 2009 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
(Millions of U.S. Dollars, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)

REVENUE	$72.6	$140.0	$271.2	$395.5

OPERATING EXPENSES
Cost of Sales and Services	62.0	99.4	232.6	291.7
Selling, General and Administrative	6.8	12.6	33.6	36.9
Research and Engineering	2.1	2.6	6.5	8.1
	70.9	114.6	272.7	336.7
OPERATING INCOME (LOSS)	1.7	25.4	(1.5)	58.8
Interest (Income) Expense, net	(0.3)	1.1	0.6	3.3
Other Expense, net	0.8	0.3	1.2	0.7
INCOME (LOSS) INCOME BEFORE INCOME TAXES	1.2	24.0	(3.3)	54.8
Income taxes	1.5	6.4	(3.9)	13.9

NET (LOSS) INCOME	$(0.3)	$17.6	$0.6	$40.9

(Loss) Earnings per share:
Basic	$(0.01)	$0.47	$0.01	$1.10
Diluted	$(0.01)	$0.46	$0.01	$1.08
Weighted average number of shares:
Basic	37,620,269	37,473,597	37,567,286	37,125,680
Diluted	37,620,269	38,024,147	38,289,253	37,733,119

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Cash and Cash Equivalents	$45.8	$20.6
Accounts Receivable, net	48.7	97.7
Inventories	97.7	96.0
Other Current Assets	37.0	30.8
Current Assets	229.2	245.1
Property, Plant and Equipment, net	193.3	209.0
Goodwill	29.2	28.7
Other Assets	19.0	16.6
	$470.7	$499.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long Term Debt	$2.5	$10.2
Accounts Payable	21.5	38.9
Accrued and Other Current Liabilities	34.5	50.7
Current Liabilities	58.5	99.8
Long Term Debt	31.4	39.4
Deferred Income Taxes	14.9	8.2
Shareholders' Equity	365.9	352.0
	$470.7	$499.4